UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				May 19, 2021

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

5875 Landerbrook Drive
Suite 220
Cleveland,	Ohio			44124-4069
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan
On February 22, 2021, the Board of Directors (the "Board") of NACCO Industries, Inc. ("NACCO" or the "Company") adopted NACCO Industries, Inc. Amended and Restated Executive Long-Term Incentive Compensation Plan (effective March 1, 2021) (the "Amended Long-Term Equity Plan") for the benefit of executive employees of NACCO and its subsidiaries. Prior versions of the plan document were previously approved by stockholders, most recently in 2019 (the "Current Plan"). The Amended Long-Term Equity Plan replaces the Current Plan.

In approving the Amended Long-Term Equity Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes, to the Current Plan:

•Increase in Shares Available for Awards: Effective March 1, 2021, the number of Class A Common shares under the
Amended Long-Term Equity Plan is 600,000.

•Extraordinary Release of Restrictions: The Current Plan allows participants to request an early release of restrictions for certain events, such as to purchase a principal residence, payment of medical expenses, and payment of education expenses. The request may be made after the third anniversary of the date the Award shares were issued. The Amended Long-Term Equity Plan allows the request to be made after the second anniversary of the date the Awards shares were issued.

•Extension of Plan Term: The Current Plan provides that no Award Shares may be issued or transferred under the
Current Plan on or after March 1, 2029. The Amended Long-Term Equity Plan provides that no Award Shares may be issued or transferred under the Amended Long-Term Equity Plan on or after March 1, 2031.

The Amended Long-Term Equity Plan was effective March 1, 2021 but the issuance of Class A Common with respect to target awards granted for performance periods beginning on or after January 1, 2021 was subject to the approval of the plan by the stockholders of NACCO. The stockholders of NACCO approved the Amended Long-Term Equity Plan on May 19, 2021.

In general, the Amended Long-Term Equity Plan will be administered by the Compensation Committee (the “Committee”) of the Board and will enable the Committee to provide awards to salaried employees of the Company and its wholly owned subsidiaries on a U.S. payroll who, in the judgment of the Committee, occupy executive positions in which their efforts may contribute to the interests of the Company.

As of March 1, 2021, 2,079 employees are in class of eligible participants for the Amended Long-Term Equity Plan. The Compensation Committee approves Amended Long-Term Equity Plan participants, the performance period, and applicable performance objectives for each award. The basis for participation in the Amended Long-Term Equity Plan by eligible persons is the selection of such persons by the Compensation Committee or its delegate in its discretion.

The Amended Long-Term Equity Plan authorizes our Compensation Committee to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees incentives and rewards for performance. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the Amended Long-Term Equity Plan (including the fair market value of any Award Shares) exceed the greater of (i) $12 million or (ii) the fair market value of 500,000 Award Shares, determined at the time of payment.

On February 22, 2021, the Compensation Committee adopted performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2021. The following chart shows the anticipated target awards for 2021:

Name and Position	Target Award ($)
J.C. Butler, Jr. - President and CEO of NACCO; President and CEO of NACoal	$1,252,160
Carrol Dewing - Vice President - Operations of NACoal	$201,905
John Neumann - Vice President, General Counsel and Secretary of NACCO; Vice President, General Counsel and Secretary of NACoal	$173,200
Executive Group (14 persons)	$1,612,075
Non-Executive Director Group (11 persons)	$613,320
Non-Executive Employee Group (2,079 persons)	$--

The Amended Long-Term Equity Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the full text of the Amended Long-Term Equity Plan.

NACCO Industries, Inc. Amended and Restated Non-Employee Directors’ Equity Compensation Plan
On February 22, 2021, the Board adopted NACCO Industries, Inc. Amended and Restated Non-Employee Directors' Equity Compensation Plan (effective May 19, 2021)( (the "Amended Directors' Plan"). Prior versions of the plan document were previously approved by stockholders, most recently in 2019 (the "Current Directors' Plan"). The Amended Directors' Plan will replace the Current Directors' Plan.

In approving the Amended Directors' Plan, the Board made the following material changes, along with certain other immaterial and clarifying changes to the Current Directors' Plan:

•Increase in Shares Available for Awards: Effective May 19, 2021, the number of shares of Class A Common under the Amended Directors' Plan is 200,000.

•Extension of Plan Term: The Current Directors' Plan provides that no Mandatory or Voluntary Shares may be issued under the Current Directors' Plan on or after May 9, 2029. The Amended Directors' Plan provides that no Mandatory or Voluntary Shares may be issued under the Amended Directors' Plan on or after May 19, 2031.

The issuance of shares of Class A Common under the Amended Directors' Plan for periods on or after May 19, 2021 was subject to approval by the stockholders of NACCO. The stockholders of NACCO approved the Amended Directors' Plan on May 19. 2021.

The Amended Directors' Plan will be administered by the Board and the Committee, as applicable, as further described in the Amended Directors' Plan. The Board may alter or amend the Amended Directors' Plan or terminate it entirely. However, amendments to the Amended Directors' Plan will be subject to stockholder approval to the extent required by applicable law or stock exchange requirements. Subject to adjustment as described in the Amended Directors' Plan, under no circumstances will any Director receive more than 20,000 shares of Class A Common under the Amended Directors' Plan in any calendar year.

Under the Amended Directors' Plan, the Directors are required to receive a portion of their annual retainer (in 2020, $100,000 out of $162,000) in shares of Class A Common (the "Mandatory Shares"). They may also elect to receive all or part of the remainder of the retainer and all other fees in the form of shares of Class A Common (the "Voluntary Shares"). The amount of any fractional shares will be paid in cash. Shares issued under the Amended Directors' Plan may be shares of original issuance, treasury shares, or a combination of the two.

Mandatory and Voluntary Shares are fully vested on the date of payment, and the Director is entitled to ownership rights in such shares, including the right to vote and receive dividends. The Mandatory Shares are subject to certain transfer restrictions, generally for a period of ten years from the last day of the calendar quarter during which they were issued, subject to exceptions as stated in the plan.

The Amended Directors' Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the full text of the Amended Directors' Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.
NACCO Industries, Inc. ("NACCO" or the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on May 19, 2021. Reference is made to the Company’s 2021 Proxy Statement (the "Proxy Statement") filed with the Securities Exchange Commission on March 31, 2021 for more information regarding the Proposals set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following twelve nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
J.C. Butler, Jr.	20,189,839	49,293	524,606
John S. Dalrymple, III	20,133,558	105,574	524,606
John P. Jumper	19,100,148	1,138,984	524,606
Dennis W. LaBarre	19,866,077	373,055	524,606
Michael S. Miller	19,115,684	1,123,448	524,606
Richard de J. Osborne	19,865,200	373,932	524,606
Alfred M. Rankin, Jr.	19,753,830	485,302	524,606
Matthew M. Rankin	20,149,315	89,817	524,606
Roger F. Rankin	20,147,715	91,417	524,606
Lori J. Robinson	20,138,830	100,302	524,606
Robert S. Shapard	20,226,454	12,678	524,606
Britton T. Taplin	20,148,290	90,842	524,606

Proposal 2 - The stockholders approved the NACCO Industries, Inc.'s Amended and Restated Executive Long-Term Incentive Compensation Plan:

For	20,170,317
Against	65,009
Abstain	3,806
Broker Non-Votes	524,606

Proposal 3 - The stockholders approved the NACCO Industries, Inc.'s Amended and Restated Non-Employee Directors' Equity Compensation Plan:

For	20,157,426
Against	72,589
Abstain	9,117
Broker Non-Votes	524,606

Proposal 4 - The stockholders approved, on an advisory basis, the Company's Named Executive Officer Compensation:

For	20,148,133
Against	78,856
Abstain	12,143
Broker Non-Votes	524,606

Proposal 5 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public
Accounting Firm of NACCO for 2021:

For	20,747,586
Against	9,273
Abstain	6,879

Item 9.01 Financial Statements and Exhibits.

As described in Item 2.02 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits

10.1	NACCO Industries, Inc.'s Amended and Restated Executive Long-Term Incentive Compensation Plan (effective March 1, 2021)
10.2	NACCO Industries, Inc.'s Amended and Restated Non-Employee Directors' Equity Compensation Plan (effective May 19, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2021		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller